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                           [ATHEROGENICS, INC. LOGO]


                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE

           ATHEROGENICS REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

ATLANTA, GA - October 23, 2003 - AtheroGenics, Inc. (Nasdaq: AGIX), a pharmaceutical company focused on the treatment of chronic inflammatory diseases, today reported financial results from operations for the three- and nine-month periods ended September 30, 2003, reflecting continued progress with the Company's research and development activities.

Research and development expenses for the three months ended September 30, 2003, increased to $11.6 million from $5.7 million for the comparable quarter in 2002. For the nine months ended September 30, 2003, research and development expenses increased to $32.6 million, compared to $16.4 million for the same period in 2002. The increase in research and development expenses resulted from costs associated with AtheroGenics' Phase III clinical trial of AGI-1067, known as ARISE (Aggressive Reduction of Inflammation Stops Events), which is currently enrolling patients. Also contributing to the increase were costs associated with the ongoing CART-2 Phase IIb clinical trial for AGI-1067, and implementation activities associated with the commencement of the Phase II clinical study for AGIX-4207, known as OSCAR (Oral Suppression of Cellular Inflammation Attenuates Rheumatoid Arthritis).

General and administrative expenses for the three months ended September 30, 2003, increased to $1.5 million compared to $1.0 million for the same period in the prior year. For the nine months ended September 30, 2003, general and administrative expenses increased to $4.0 million, compared to $3.0 million for the same period in 2002. The increase in both periods reflects costs for higher insurance premiums and for business development activities associated with partnership discussions for AGI-1067.

Net interest expense for the three months ended September 30, 2003 was $175,192 compared to net interest income of $206,057 for the same period last year. For the nine months ended September 30, 2003, net interest income decreased to $208,905, compared to $779,885 for the same period in 2002. The variance in both periods reflects the interest payable on the Company's convertible debt and also lower interest rates compared to a year ago.

AtheroGenics incurred a net loss of $13.6 million, or $(0.37) per share, for the three months ended September 30, 2003, compared to a net loss of $6.9 million, or $(0.25) per share, for the same period in 2002. For the nine months ended September 30, 2003, AtheroGenics incurred a net loss of $37.5 million, or $(1.06) per share, compared to a net loss of $20.1 million, or $(0.72) per share, for the same period in 2002. At September 30, 2003, AtheroGenics had $144.8 million in cash, cash equivalents and short-term investments.


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ATHEROGENICS' THIRD QUARTER 2003 HIGHLIGHTS INCLUDED:

- Reporting positive results from the Company's Phase II safety and biomarker clinical trial of oral agent AGIX-4207 in patients with rheumatoid arthritis.

- Completing patient enrollment in CART-2, the Phase IIb clinical trial evaluating AGI-1067 as an oral treatment for the prevention of coronary atherosclerosis progression and post-angioplasty restenosis.

- Raising $100 million in a convertible debt offering that further enhanced the Company's cash position.

CONFERENCE CALL INFORMATION

AtheroGenics will host a conference call at 9:00 a.m. ET today, October 23, to discuss the Company's third-quarter financial results and management's outlook. To participate in the call, dial 1-800-915-4836 (U.S. and Canada), or 1-973-317-5319 (international). A replay of this call will be available from approximately 11:00 a.m. ET today until 11:59 p.m. ET on October 30, 2003 by dialing (U.S. and Canada) 1-800-428-6051 or (international) 1-973-709-2089. The rebroadcast Passcode ID number is 307318.

A copy of this press release is posted on the AtheroGenics Website at www.atherogenics.com in the Press Releases section.

ABOUT ATHEROGENICS

AtheroGenics is focused on the discovery, development and commercialization of novel drugs for the treatment of chronic inflammatory diseases, including heart disease (atherosclerosis), rheumatoid arthritis and asthma. The Company has four drug development programs in the clinic. AtheroGenics' lead compound AGI-1067 is being evaluated in the pivotal Phase III clinical trial called ARISE (Aggressive Reduction of Inflammation Stops Events) as an oral therapy for the treatment of atherosclerosis. AGIX-4207, the Company's second clinical compound derived from its proprietary v-protectant(TM) technology platform, is a novel, oral agent being tested in a Phase II clinical program called OSCAR (Oral Suppression of Cellular Inflammation Attenuates Rheumatoid Arthritis) as an oral therapy for the treatment of rheumatoid arthritis. AGIX-4207 I.V. is an intravenous rheumatoid arthritis treatment that has completed a Phase I clinical study. AGI-1096 is a novel, oral agent that has completed a Phase I clinical trial for the prevention of organ transplant rejection. For more information about AtheroGenics, please visit www.atherogenics.com.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our future results of operations or our financial condition, research, development and commercialization of our product candidates, anticipated trends in our business, and other risks that could cause actual results to differ materially. These risks are discussed in AtheroGenics' Securities and Exchange Commission filings, including but not limited to the risks discussed in AtheroGenics' Form 10-K for fiscal 2002 and our Quarterly Report on Form 10-Q for the second quarter of 2003.


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These documents may be examined at public reference facilities maintained by the SEC or accessed through the SEC's web site http://www.sec.gov.

                                      ###

                               ATHEROGENICS, INC.
                            STATEMENTS OF OPERATIONS

                                  (UNAUDITED)


                                                         THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                             SEPTEMBER 30,                           SEPTEMBER 30,
                                                  ---------------------------------         ---------------------------------
                                                      2003                 2002                 2003                 2002
                                                  ------------         ------------         ------------         ------------

REVENUES .................................        $         --         $         --         $         --         $         --

OPERATING EXPENSES:
    Research and development .............          11,604,055            5,700,117           32,596,372           16,403,313
    General and administrative ...........           1,536,893              989,292            3,969,165            2,997,487
    Amortization of deferred stock
       compensation ......................             320,477              443,371            1,110,664            1,442,017
                                                  ------------         ------------         ------------         ------------
       Total operating expenses ..........          13,461,425            7,132,780           37,676,201           20,842,817
                                                  ------------         ------------         ------------         ------------
Operating loss ...........................         (13,461,425)          (7,132,780)         (37,676,201)         (20,842,817)
Net interest (expense) income ............            (175,192)             206,057              208,905              779,885
                                                  ------------         ------------         ------------         ------------
NET LOSS .................................        $(13,636,617)        $ (6,926,723)        $(37,467,296)        $(20,062,932)
                                                  ============         ============         ============         ============

Net loss per share - basic and diluted ...        $      (0.37)        $      (0.25)        $      (1.06)        $      (0.72)
                                                  ============         ============         ============         ============
Weighted average shares outstanding -
    basic and diluted ....................          36,566,434           27,979,930           35,451,468           27,927,575
                                                  ============         ============         ============         ============


                               ATHEROGENICS, INC.
                               BALANCE SHEET DATA
                                  (UNAUDITED)


                                          SEPTEMBER 30,          DECEMBER 31,
                                              2003                  2002
                                          -------------         -------------

Cash, cash equivalents and
    short-term investments .......        $ 144,834,301         $  34,671,131
Working capital ..................          139,148,695            30,009,013
Total assets .....................          153,532,329            37,952,044
Convertible notes payable ........          100,000,000                    --
Accumulated deficit ..............         (126,710,790)          (89,243,494)
Total shareholders' equity .......           45,421,282            32,493,713


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ATHEROGENICS, INC.            INVESTOR RELATIONS                MEDIA RELATIONS
Mark P. Colonnese             Lilian Stern                         Katie Brazel
Chief Financial Officer       Stern Investor Relations        Fleishman Hillard
678-336-2511                  212-362-1200                         404-739-0150
investor@atherogenics.com     lilian@sternir.com          brazelk@fleishman.com